PROXY TABULATOR P.O. BOX 9112 FARMINGDALE, NY 11735

To vote by Internet
	1)	Read the Proxy Statement and have the voting instructions card below at hand.
	2)	Go to website www.proxyvote.com or scan the QR Barcode above
	3)	Follow the instructions provided on the website.

To vote by Telephone
	1)	Read the Proxy Statement and have the voting instructions card below at hand.
	2)	Call 1-800-690-6903
	3)	Follow the instructions.

To vote by Mail
	1)	Read the Proxy Statement.
	2)	Check the appropriate boxes on the voting instructions card below.
	3)	Sign and date the voting instructions card.
	4)	Return the voting instructions card in the envelope provided.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D29914-S16289	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE PROPOSALS.			For	Against	Abstain

1.	To approve a new investment advisory agreement with PPM for each Fund that is a series of the Trust, prompted by the IPO or the Demerger (the Demerger being a Change of Control Event).		☐	☐	☐

2.

To approve a new investment advisory agreement with PPM for each Fund that is a series of the Trust, under certain circumstances in connection with the IPO only, and any future investment advisory agreement prompted by Change of Control Events that occur as part of the IPO (but not the Demerger).

			☐	☐	☐

3.	To approve a new distribution agreement with JNLD for each Fund that is a series of the Trust, prompted by the IPO or the Demerger (the Demerger being a Change of Control Event).		☐	☐	☐

4.

To approve a new distribution agreement with JNLD for each Fund that is a series of the Trust, under certain circumstances in connection with the IPO only, and any future distribution agreement prompted by Change of Control Events that occur as part of the IPO (but not the Demerger).

			☐	☐	☐

5.	Such other business as may properly come before the Meeting or any adjournment(s) thereof.

PLEASE SIGN, DATE AND PROMPTLY RETURN THE VOTING INSTRUCTIONS CARD USING THE ENCLOSED ENVELOPE. EVERY PROPERLY SIGNED VOTING INSTRUCTIONS CARD WILL BE VOTED IN THE MANNER SPECIFIED AND, IN THE ABSENCE OF SPECIFICATION, WILL BE TREATED AS GRANTING AUTHORITY TO VOTE "FOR" THE PROPOSALS.

NOTE: Please sign this voting instructions card exactly as shareholder name appears on this card. When shares are held by joint tenants, both should sign. When signing as attorney or executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature [Joint Owners]	Date

VOTE THIS VOTING INSTRUCTIONS CARD TODAY

EVERY SHAREHOLDER’S VOTE IS IMPORTANT

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:

The Notice and Proxy Statement is available at www.proxyvote.com.

D29915-S16289

PPM FUNDS

THIS VOTING INSTRUCTIONS CARD IS SOLICITED ON BEHALF OF

THE BOARD OF TRUSTEES

FOR A SPECIAL MEETING OF SHAREHOLDERS – MARCH 15, 2021

The undersigned shareholder hereby appoints Mary T. Capasso and Rebecca A. Paulzine as proxies of the undersigned, with full power of substitution to each, and hereby authorizes each of them to represent the undersigned and to vote the shares which the undersigned is entitled to vote at the Special Meeting of Shareholders of PPM Funds (the “Trust”), a Massachusetts business trust, that will be held at the offices of PPM America, Inc. (“PPM”), 225 W. Wacker Drive, Suite 1200, Chicago, IL 60606 on March 15, 2021 at 9:00 a.m., Central Time (the “Meeting”), to consider and act upon the proposals listed on the voting instructions card and to transact such other business as may properly come before the Meeting or any adjournments thereof. The undersigned hereby revokes any and all proxies with respect to such shares previously given by the undersigned. The undersigned acknowledges receipt of the Proxy Statement relating to the Meeting. This voting instructions card must be received by March 12, 2021. This voting instructions card may be revoked at any time prior to its exercise at the Meeting. All terms not otherwise defined in this voting instructions card shall have the same meaning as ascribed in the Proxy Statement.

The shares represented by each properly executed voting instructions card will be voted in the manner specified in such form. If this voting instructions card is submitted with no direction, but is signed, dated, and returned, all proposals will be voted FOR by shares of the Funds attributable to you. This voting instructions card also grants discretionary power to vote upon such other business as may properly come before the Meeting.